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                                                                      Exhibit 99

[CHARTER ONE FINANCIAL, INC. LOGO]
1215 Superior Avenue
NEWS RELEASE
Cleveland, Ohio 44114
(216) 566-5300



For Immediate Release


Contact:         William Dupuy                    Ellen L. Batkie
                 (216) 566-5311                   (313) 965-5909


Charter One & FirstFed Michigan Corporation Complete Merger

CLEVELAND, Ohio, October 31, 1995 - Charter One Financial, Inc. (Nasdaq-NNM:COFI) and FirstFed Michigan Corporation (Nasdaq-NNM:FFOM) announced today that the merger of the two thrift holding companies has been completed. At the close of trading today, each share of FirstFed Michigan Corporation common stock will be exchanged for 1.2 shares of Charter One common stock, traded under the symbol COFI.

         Headquartered in Cleveland, the combined company, which continues under the name Charter One Financial, Inc., has total assets of approximately $13 billion and operates 157 offices in Ohio and Michigan. The 94 offices in Ohio operate under the name Charter One Bank, F.S.B. while the 63 offices in Michigan are under the First Federal of Michigan name.